Exhibit 3.23

CERTIFICATE OF FORMATION

WESTERN REFINING LP, LLC

This Certificate of Formation, dated November 2, 2005, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company’’) under the Act.

1. Name. The name of the Company is: “Western Refining LP, LLC”.

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

1209 Orange Street

Wilmington, Delaware 19801.

The name and the address of the registered agent for service of process required to be maintained by Section 18-1 04 of the Act are:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801.

EXECUTED as of the date written first above.

/s/ Scott L. Olson
Scott L. Olson Authorized Person

State of Delaware

Secretary of State

Division of Corporations

Delivered 12:41 PM 11/02/2005

FILED 12:42 PM 11/02/2005

SRV 050894830 - 4054962 FILE